                                                                   Exhibit 10.28


                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION


         This Agreement and Plan of Merger and Reorganization (this "Agreement") dated as of November 2, 1998, is by and among Streamline, Inc. ("Streamline"), a Delaware corporation, Streamline Acquisition Sub, Inc. ("Merger Sub"), a Delaware corporation that is a wholly owned subsidiary of Streamline, and Streamline Mid-Atlantic, Inc. (the "Company"), a Delaware corporation.

         WHEREAS, the parties desire that Merger Sub be merged with and into the Company (the "Merger"), subject to the terms and conditions set forth in this Agreement; and

         WHEREAS, for Federal income tax purposes, the parties intend and expect that the Merger qualify as a reorganization under the provisions of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "Code"); and

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

         1. CLOSING. Subject to the other provisions of this Agreement, a closing (the "Closing") will be held at the offices of Bingham Dana LLP, 150 Federal Street, Boston, Massachusetts 02110, as soon as is reasonably practicable following satisfaction or waiver of the conditions set forth in Sections 8 and 9 (the date on which the Closing actually occurs being referred to herein as the "Closing Date"). On the Closing Date, Merger Sub and the Company will execute a Certificate of Merger (the "Merger Certificate") substantially in the form of the attached EXHIBIT A and file it with the Delaware Secretary of State in order to cause the Merger to be effected in accordance with the laws of the State of Delaware. The Merger will be effective upon the filing of the Merger Certificate (the "Effective Time"). For all purposes, all of the document deliveries and other actions to occur at the Closing will be conclusively presumed to have occurred at the same time, immediately before the Effective Time.

         2. EFFECT OF MERGER. At the Effective Time, automatically and without further action:

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                                      -2-

         2.1. SURVIVING CORPORATION. Merger Sub will be merged with and into the Company and the separate existence of Merger Sub will cease. The Company will continue in existence as the surviving corporation in the Merger (the "Surviving Corporation"). The effect of the Merger will be as provided in the applicable provisions of the Delaware General Corporation Law (the "DGCL"). Without limiting the generality of the foregoing, and subject thereto, except as otherwise provided herein, all of the property, rights, privileges, powers, and franchises of Merger Sub and the Company, respectively, will vest in the Surviving Corporation, and all of the debts, liabilities, and duties of Merger Sub and the Company, respectively, will become the debts, liabilities, and duties of the Surviving Corporation.

         2.2. CERTIFICATE OF INCORPORATION. The Company's Certificate of Incorporation, as in effect immediately before the Effective Time, will be amended by the Merger Certificate (among other things, to reduce the Company's authorized capital stock to one share of common stock), and as so amended will be the Certificate of Incorporation of the Surviving Corporation.

         2.3. BY-LAWS. The Company's by-laws, as in effect immediately before the Effective Time, will be amended and restated to read in their entirety as set forth in the attached EXHIBIT B, and as so amended and restated will be the by-laws of the Surviving Corporation.

         2.4. DIRECTORS AND OFFICERS. From and after the Effective Time, the respective officers and members of the Board of Directors of the Surviving Corporation will consist of those persons named as such in the Merger Certificate, each such person to hold office, subject to the applicable provisions of the Certificate of Incorporation and the by-laws of the Surviving Corporation, until the next annual meeting of directors or stockholders, as the case may be, of the Surviving Corporation and until his successor is duly elected or appointed and qualified.

         2.5.     CONVERSION OF COMPANY STOCK.

                  (a) COMPANY COMMON STOCK. Each share of common stock, par value $.01 per share, of the Company ("Company Common Stock") issued and outstanding immediately before the Effective Time (other than any Dissenting Shares (as defined in Section 2.7) and other than any shares held directly or indirectly by Streamline or the Company or any of their respective subsidiaries) will be converted into and become one-seventh (1/7th) of one share (such number of shares, as adjusted pursuant to Section 2.5(b), the "Exchange Ratio") of common stock, par value $.01 per share, of Streamline ("Streamline Common Stock"), subject to adjustment as provided in Section 2.5(c) and to the payment of cash

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                                      -3-


         adjustments in lieu of the issuance of fractional shares as provided in
         Section 3.3.

                  (b) ADJUSTMENT OF EXCHANGE RATIO. In the event that, subsequent to the date of this Agreement but before the Effective Time, the shares of Streamline Common Stock issued and outstanding as of the date of this Agreement are increased, decreased, or changed into or exchanged for a different number or kind of shares or securities through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes in Streamline's capitalization, then an appropriate and proportionate adjustment will be made to the Exchange Ratio so that each holder of Company Common Stock immediately before the Effective Time will receive pursuant to this Section 2.5, that number of shares of Streamline Common Stock that such holder would have received as a result of such change if such change had occurred immediately after the Effective Time (and such holders were treated for purposes of such change as holders of Streamline Common Stock).

         2.6. CANCELLATION OF TREASURY STOCK, ETC. Each share of Company Common Stock held directly or indirectly by Streamline or the Company or any of their respective subsidiaries will be canceled and will cease to exist, and no payment will be made with respect thereto.

         2.7. DISSENTING SHARES. Each share of Company Common Stock that, immediately before the Effective Time, was held by any person who has duly exercised the appraisal rights afforded to dissenting stockholders pursuant to
Section 262 of the DGCL (such shares, collectively, "Dissenting Shares") will not be converted into or represent the right to receive the consideration referred to in Section 2.5 hereof. Instead, the holders of Dissenting Shares will be entitled to receive payment of the appraised value of such shares in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders of the Company who withdraw, fail to perfect, or otherwise lose their appraisal rights with respect to Dissenting Shares will thereupon be deemed to have converted such shares into shares of Streamline Common Stock pursuant to Section 2.5 hereof.

         2.8. CONVERSION OF MERGER SUB'S SHARES. Each share of the common stock, $0.01 par value per share, of Merger Sub that was issued and outstanding immediately before the Effective Time will be converted into and become one share of the common stock, $0.01 par value, of the Surviving Corporation.

         2.9. TAX TREATMENT. The parties intend and expect that the Merger will qualify as a "reorganization" within the meaning of Section 368 of the Code.


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                                      -4-


         3. PROCEDURES.

         3.1. CERTIFICATES. Immediately after the Effective Time, stock certificates (each, a "Certificate," and collectively, the "Certificates") representing shares of Company Common Stock that have been converted into shares of Streamline Common Stock in the Merger will be conclusively deemed to represent such shares of Streamline Common Stock.

         3.2. EXCHANGE OF CERTIFICATES. As promptly as practicable after the Effective Time, Streamline or its transfer agent will send to each stockholder of the Company transmittal materials for use in exchanging their Certificates for certificates for the shares of Streamline Common Stock into which such shares of Company Common Stock have been converted. Upon surrender of a Certificate to Streamline or its transfer agent, as the case may be, together with a duly executed letter of transmittal and any other reasonably required documents, the holder of such Certificate will be entitled to receive, in exchange therefor, a certificate for the number of shares of Streamline Common Stock to which such holder is entitled, and such Certificate will be canceled.

         3.3. NO FRACTIONAL SHARES. In lieu of the issuance of fractional shares of Streamline Common Stock, cash adjustments will be paid (without interest) to the Company's stockholders in respect of any fractional share of Streamline Common Stock that would otherwise be issuable to them and the amount of such cash adjustments will be determined by multiplying each relevant holder's fractional interest by $3.50 (such amount to be proportionately adjusted to reflect stock splits, stock dividends, reverse stock splits, and other recapitalizations, reorganizations, and similar events affecting Streamline Common Stock and occurring after the date of this Agreement). For purposes of determining whether, and in what amounts, a particular stockholder of the Company would be entitled to receive cash adjustments under this section, shares held of record by such holder and represented by two or more Certificates will be aggregated.

         3.4. TERMINATION OF RIGHTS. After the Effective Time, holders of Company Common Stock will cease to be, and will have no rights as, stockholders of the Company, other than (i) in the case of shares other than Dissenting Shares, the rights to receive shares of Streamline Common Stock into which such shares have been converted and/or payments in lieu of fractional shares, as provided in this Agreement, and (ii) in the case of Dissenting Shares, the rights afforded to the holders thereof under Section 262 of the DGCL.

         3.5. LOST CERTIFICATES, ETC. In the event that any Certificate has been lost, stolen, or destroyed, then upon receipt of appropriate evidence as to such loss, theft, or destruction, and to the ownership of such Certificate by the person

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                                      -5-


claiming such Certificate to be lost, stolen, or destroyed, and the receipt by Streamline or its transfer agent for Streamline Common Stock of appropriate and customary indemnification, Streamline or such transfer agent will issue in exchange for such lost, stolen, or destroyed Certificate the shares of Streamline Common Stock and the fractional share payment, if any, deliverable in respect thereof as determined in accordance with this Agreement.

         4. COMPANY WARRANTS. After the Effective Time, each warrant to purchase shares of Company Common Stock that is outstanding immediately before the Effective Time and listed SCHEDULE 4 (a "Company Warrant") will be deemed to be a warrant to purchase from Streamline up to a number of whole shares of Streamline Common Stock equal to the product of (i) the number of shares of Company Common Stock subject to such Company Warrant, multiplied by (ii) the Exchange Ratio, at a price per share of Streamline Common Stock determined by dividing the exercise price per share of Company Common Stock provided for in such Company Warrant by the Exchange Ratio. No scrip or fractional share interests will be issued in connection with the exercise of any Company Warrant. Except for the foregoing, each Company Warrant will remain subject after the Effective Time to the same terms and conditions (including without limitation those with respect to dates on which and the proportionate extent to which such Company Warrant may be exercised) as were applicable to such Company Warrant immediately before the Effective Time.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

         The Company hereby represents and warrants to Streamline and Merger Sub as follows:

         5.1. AUTHORIZATION AND ENFORCEABILITY. The Company has all requisite power and full legal right and authority (including due approval of its Board of Directors and stockholders) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the transactions hereby contemplated to be consummated by it. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company, enforceable against it in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity.

         5.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. Except as set forth on SCHEDULE 5.2 hereto, no consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of the Company in connection with this Agreement, the

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                                      -6-


Merger, or any of the other transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation by the Company of such transactions will not violate (a) any provision of its Certificate of Incorporation or by-laws, (b) any order, judgment, injunction, award or decree of any court or state or federal governmental or regulatory body applicable to the Company, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which the Company is a party or by or to which it or any of its assets is bound or subject.

         5.3. DISCLOSURE. No representation or warranty of the Company in this Agreement or in any other agreement, instrument, certificate, or other document delivered by the Company in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         6. REPRESENTATIONS AND WARRANTIES OF STREAMLINE AND MERGER SUB.

         Each of Streamline and Merger Sub hereby represents and warrants to the Company as follows:

         6.1. AUTHORIZATION AND ENFORCEABILITY. Such corporation has all requisite power and full legal right and authority (including due approval of its Board of Directors and stockholders, as applicable) to enter into this Agreement, to perform all of its agreements and obligations hereunder, and to consummate the transactions hereby contemplated to be consummated by it. This Agreement has been duly executed and delivered by such corporation and constitutes a legal, valid, and binding obligation of such corporation, enforceable against it in accordance with its terms, except as enforceability may be subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, marshaling, or other similar laws or rules of law affecting creditors' rights and remedies generally, and to general principles of equity.

         6.2. GOVERNMENTAL AND OTHER THIRD-PARTY CONSENTS, NON-CONTRAVENTION, ETC. No consent, approval, or authorization of or registration, designation, declaration, or filing with any governmental authority, federal or other, or any other person is required on the part of such corporation in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby, except that Streamline expects to file a Form D with the Securities and Exchange Commission following the consummation of the Merger. The execution, delivery, and performance of this Agreement and the consummation by such corporation of such transactions will not violate (a) any provision of its Certificate of Incorporation or by-laws, (b) any order, judgment,

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                                      -7-


injunction, award or decree of any court or state or federal governmental or regulatory body applicable to such corporation, or (iii) any judgment, decree, order, statute, rule, regulation, agreement, instrument, or other obligation to which such corporation is a party or by or to which it or any of its assets is bound or subject.

         6.3. DISCLOSURE. No representation or warranty of such corporation in this Agreement or in any other agreement, instrument, certificate, or other document delivered by such corporation in connection with this Agreement, the Merger, or any of the other transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not false or misleading.

         7. MUTUAL COVENANTS.

         7.1. TAX-FREE REORGANIZATION TREATMENT. No party will take or cause or permit to be taken any action, whether before or after the Effective Time, that would disqualify the Merger as a "reorganization" within the meaning of Section 368 of the Code.

         7.2. TAX MATTERS. The parties understand and agree that none of them is making any representation or warranty with respect to the tax consequences of this Agreement, the Merger, or the other transactions contemplated hereby. The parties intend, however, that the Merger constitute a "tax-free reorganization" under Section 368 of the Code, and agree to report the Merger as such on their respective tax returns.

         7.3. FURTHER ASSURANCES. Subject to the terms and conditions set forth in this Agreement, from time to time both before and after the Effective Time, each of the parties will use his or its best reasonable efforts, as promptly as is practicable to take or cause to be taken all actions, and to do or cause to be done all other things, as are necessary, proper, or advisable to consummate and make effective the Merger and the other transactions contemplated hereby.

         8. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligations of the Company to consummate the Merger are subject to the satisfaction (or waiver by the Company, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         8.1. STOCKHOLDER APPROVAL. The requisite number of stockholders of the Company shall have approved the Merger.

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                                      -8-


         8.2. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of Streamline and Merger Sub contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date.

         8.3. COMPLIANCE WITH AGREEMENT. Streamline and Merger Sub shall have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         9. CONDITIONS TO STREAMLINE'S AND MERGER SUB'S OBLIGATIONS. The obligations of each of Streamline and Merger Sub, respectively, to consummate the Merger are subject to the satisfaction (or waiver by Streamline, in its sole discretion) of each of the conditions set forth in this section on or before the Closing Date. If the Merger is consummated, such conditions will conclusively be deemed to have been satisfied or waived.

         9.1. STOCKHOLDER APPROVAL. The requisite number of stockholders of the Company shall have approved the Merger.

         9.2. STOCKHOLDER AND WARRANT HOLDER DOCUMENTATION. Each stockholder and warrant holder of the Company shall have executed and delivered to Streamline an Investor Questionnaire in the form attached as EXHIBIT C hereto and an Instrument of Representations in the form attached as EXHIBIT D hereto, and each such Investor Questionnaire and Instrument of Representations shall be acceptable to Streamline. Additionally, each warrant holder of the Company shall have executed and delivered to Streamline a Contingent Agreement to Exchange Warrant in the form attached as EXHIBIT E hereto, and each such Contingent Agreement to Exchange Warrant shall be acceptable to Streamline.

         9.3. REPRESENTATIONS AND WARRANTIES. All of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the date hereof and as of the Closing Date as though made on and as of the Closing Date.

         9.4. COMPLIANCE WITH AGREEMENT. The Company shall have performed and complied in all material respects with all of their respective obligations under this Agreement to be performed or complied with by them before or at the Closing, including without limitation the execution and delivery of all documents to be executed and delivered by any of them in connection with this Agreement and/or the consummation of the Merger and the other transactions contemplated hereby.

         9.4 NO DISSENTING SHARES. There shall be no holders of Dissenting Shares as of or immediately prior to the Effective Time.

         10. TERMINATION.

         (a) This Agreement may be terminated at any time before the Effective Time by agreement of Streamline and the Company, notwithstanding the approval of this Agreement and/or of the Merger by the stockholders of any party.

         (b) If (i) any temporary restraining order, preliminary or permanent injunction, or other order issued by any court of competent jurisdiction, or other binding legal restraint or prohibition preventing the consummation of the Merger or the other transactions contemplated hereby is at any time in effect for a period of more than 20 consecutive days, or (ii) the Closing does not occur on or before March 31, 1999, then either Streamline or the Company may terminate this Agreement by delivering written notice to the other at any time after the close of business on date such termination right arises hereunder, PROVIDED that such failure to close is not the result of a breach of this Agreement by the terminating party (including, in the case of any such termination by Streamline, any breach by Merger Sub.

         (c) Any termination of this Agreement will not affect the rights or obligations of any party arising, or based on actions or omissions occurring, before such termination. The provisions of Section 11 ("General") will survive any termination of this Agreement.

         11. GENERAL.

         11.1. COOPERATION. Each of the parties will cooperate with the others and use its best reasonable efforts to prepare all necessary documentation, to effect all necessary filings, and to obtain all necessary permits, consents, approvals, and authorizations of all governmental bodies and other third parties necessary to consummate the transactions contemplated by this Agreement.

         11.2. EXPENSES. The parties to this Agreement will be responsible for and will pay all of their own respective expenses in connection with the negotiation and preparation of this Agreement and the consummation of the Merger and the other transactions contemplated hereby; provided that, in the event of any litigation or arbitration of any dispute related to or arising out of this Agreement, each prevailing party shall be entitled to recover from the non-prevailing party or parties all of such prevailing party's reasonable costs and expenses in connection therewith.

         11.3. BENEFITS OF AGREEMENT; NO ASSIGNMENTS; NO THIRD-PARTY BENEFICIARIES.

         (a) This Agreement will bind and inure to the benefit of the parties hereto and their respective heirs, successors, and permitted assigns.

         (b) No party will assign any rights or delegate any obligations hereunder without the consent of the other parties, and any attempt to do so will be void.

         (c) Nothing in this Agreement is intended to or will confer any rights or remedies on any person other than the parties hereto and their respective heirs, successors, and permitted assigns, except as expressly provided in this
Section 11.

         11.4. NOTICES. All notices, requests, payments, instructions, or other documents to be given hereunder will be in writing or by written telecommunication, and will be deemed to have been duly given if (i) delivered personally (effective upon delivery), (ii) mailed by registered or certified mail, return receipt requested, postage prepaid (effective five business days after dispatch), (iii) sent by a reputable, established courier service that guarantees next business day delivery (effective the next business day), or (iv) sent by telecopier followed within 24 hours by confirmation by one of the foregoing methods (effective upon receipt of the telecopy in complete, readable form), if delivered to the most recent address and/or telecopier number provided by the party being notified to the party giving notice.

         11.5. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when so executed and delivered will be an original, but all of which together will constitute one and the same agreement. In pleading or proving this Agreement, it will not be necessary to produce or account for more than one such counterpart.

         11.6. EQUITABLE RELIEF. Each of the parties hereby acknowledges that any breach by him or it of his or its obligations under this Agreement would cause substantial and irreparable damage to the parties, and that money damages would be an inadequate remedy therefor, and accordingly, acknowledges and agrees that each other party will be entitled to an injunction, specific performance, and/or other equitable relief to prevent the breach of such obligations.

         11.7 WAIVERS. No waiver of any breach or default hereunder will be valid unless in a writing signed by the waiving party. No failure or other delay by any party exercising any right, power, or privilege hereunder will be or operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

         11.8 ENTIRE AGREEMENT. This Agreement, together with the exhibits and schedules hereto and the other agreements, instruments, certificates, and other documents referred to herein as having been or to be executed and delivered in connection with the transactions contemplated hereby, contains the entire understanding and agreement among the parties, and supersedes any prior understandings or agreements among them, or between or among any of them, with respect to the subject matter hereof.

         11.9. GOVERNING LAW. This Agreement will be governed by and interpreted and construed in accordance with the internal laws of the Commonwealth of Massachusetts, as applied to contracts under seal made, and entirely to be performed, within Massachusetts, and without reference to principles of conflicts or choice of laws.

         11.10. AMENDMENT. This Agreement may not be amended, modified, or supplemented except by a writing duly executed by Streamline, Merger Sub and the Company.

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                                      -12-


      Executed and delivered under seal as of the date first above written.


STREAMLINE:                                 STREAMLINE, INC.



                                            By: /S/ TIMOTHY A. DEMELLO
                                              ---------------------------------
                                              Timothy A. DeMello
                                              President


MERGER SUB:                                 STREAMLINE ACQUISITION SUB, INC.



                                            By: /S/ TIMOTHY A. DEMELLO
                                              ---------------------------------
                                               Timothy A. DeMello
                                               President


COMPANY:                                    STREAMLINE MID-ATLANTIC, INC.



                                            By: /S/ TIMOTHY A. DEMELLO
                                              ---------------------------------
                                               Timothy A. DeMello
                                               Chairman